Exhibit 16.1

Williams & Webster, P.S.
Bank of America Financial Center
601 W. Riverside, Suite 1940
Spokane, WA 99201-0611

April 6, 2006

Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re:       Trend Mining Company
             Commission File Number (000-31159)

Dear Sirs:

We are in agreement with the statements made by the above registrant in its Form 8-K dated April 6, 2006

Our independent auditor’s report on the financial statements of Trend Mining Company for the period ended September 30, 2005 contained no adverse opinion or disclaimer of opinion, nor was it modified as to audit scope, accounting principles, or uncertainties other than the ability to continue as a going concern.

There were no disagreements with Trend Mining Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

Sincerely,

/s/ Willliams & Webster, P.S.

Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington